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                                                                 EXHIBIT 10.10.1

                               FIRST AMENDMENT TO
                   EMPLOYEE RETENTION AND MOTIVATION AGREEMENT


         WHEREAS, Progress Software Corporation (the "Company") and     (the
"Employee") entered into an Employee Retention and Motivation Agreement (the
"Agreement"), effective     ; and,

         WHEREAS, upon a Change of Control, as defined in the Agreement, the Employee is entitled to accelerated vesting of a portion of the Employee's unvested stock options; and,

         WHEREAS, the Company's Board of Directors has determined that it is in the best interests of the Company and its stockholders to increase the portion of the Employee's options that are subject to accelerated vesting upon a Change of Control;

         NOW THEREFORE, in consideration of the mutual covenants herein contained; and in consideration of Employee's prior execution of an Employee Proprietary Information and Confidentiality Agreement, the parties hereby agree as follows:

                  Section 2(a) is amended by deleting the word and number, "six
                  (6)", as they appear in line number four and substituting therefor the word and number, "twelve (12)".

         This Amendment shall both supplement and amend and shall constitute a part of the Agreement made between the Company and Employee. Except to the extent expressly altered by this Amendment, all provisions of the Agreement shall remain in full force and effect.

         This Amendment shall be effective as of the date the Company signs below.


PROGRESS SOFTWARE CORPORATION       EMPLOYEE


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Date: __________________________    Date: __________________________